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                                                                      EXHIBIT 21

                     SUBSIDIARIES OF NACCO INDUSTRIES, INC.

         As of the date of the Annual Report on Form 10-K to which this is an Exhibit, the subsidiaries of NACCO Industries, Inc. were as follows:

Name                                                        Incorporation
----                                                        -------------

Bellaire Corporation                                         Ohio
The Coteau Properties Company                                Ohio
The Falkirk Mining Company                                   Ohio
Hamilton Beach/Proctor-Silex, Inc.                           Delaware
Hamilton Beach/Proctor-Silex de Mexico, S.A. de C.V.         Mexico
Housewares Holding Company                                   Delaware
HB/PS El Paso, Inc.                                          Delaware
HBPS Foreign Sales Corp.                                     Virgin Islands
HB-PS Holding Company, Inc.                                  Delaware
Hyster-Yale Materials Handling, Inc.                         Delaware (1)
The Kitchen Collection, Inc.                                 Delaware
NACCO Materials Handling Group, Inc.                         Delaware
NACCO Materials Handling Group, Ltd.                         England
NACCO Materials Handling Group, Pty., Ltd.                   Australia
NACCO Materials Handling, B.V.                               Netherlands
NACCO Materials Handling, S.r.l.                             Italy
NACCO Materials Handling Limited                             England
NMH Holding, B.V.                                            Netherlands
NMHG Distribution Co.                                        Delaware
NMHG Mexico S.A. de C.V.                                     Mexico
NMHH Co.                                                     Delaware
The North American Coal Corporation                          Delaware
North American Coal Royalty Company                          Delaware
Powhatan Corporation                                         Delaware
Proctor-Silex Canada, Inc.                                   Ontario (Canada)
Proctor-Silex, S.A. de C.V.                                  Mexico
The Sabine Mining Company                                    Nevada

The Company has omitted the names of its subsidiaries which, considered in the aggregate as a single subsidiary, would not constitute a "significant subsidiary" within the meaning of Rule 1-02 contained in Regulation S-X.

1. NACCO Industries, Inc. owns 98% of the voting securities of Hyster-Yale Materials Handling Group, Inc.